Exhibit 10.5

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EXECUTION COPY

Amendment No. 1

to the Territory A

Alliance Support Agreement

This AMENDMENT No. 1 (this “Amendment No. 1”). dated as of October 17, 2001 and effective as of October 1, 2001 (the “Effective Date”) to the Territory A Alliance Support Agreement dated as of January 1, 1997 is hereby made by and between Sanofi-Synthélabo, a société anonyme organized and existing under the laws of the French Republic (“SSBO”) as the successor in interest to Sanofi, a société anonyme organized under the laws of the French Republic, and Bristol-Myers Squibb Company, a Delaware corporation (“BMS” and, together with SSBO, the “Parties” and, individually, each a “Party”).

W I T N E S S E T H:

WHEREAS, the Parties have entered into a Territory A Alliance Support Agreement dated as of January 1, 1997, as formerly amended or modified (the “Agreement”); and

WHEREAS, the Parties wish to amend the non-competition provisions of the Agreement with respect to the commercialization of Irbesartan Products or any other product having substantially the same mechanism of action.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and the terms and conditions set forth herein, the Parties hereby agree as follows:

1. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

2.	(a) Article I of the Agreement shall be amended by the addition of the following defined terms to Section 1.01:

“Alliance Support Agreements” means this Agreement, the Territory B Alliance Support Agreement dated as of January 1, 1997 by and between each of the Parties and the U.S. Alliance Support Agreement dated as of October 17,2001 by and between each of the Parties, in each case as amended, modified, supplemented or restated from time to time.

“Business” means the commercialization, directly or indirectly, of any Irbesartan Product or any other product having substantially the same mechanism of action as any Irbesartan Product (including, without limitation, through the granting of a license to any intellectual property related to Irbesartan or Irbesartan Products).

“Compliance Period” means the period commencing on the Effective Date and ending upon [*] of the date on which the [*] Alliance Support Agreements expires or terminates.

“Corresponding Percentage” means (i) 50.1% if the Non-Acquisition Party is SSBO, and (ii) 49.9% if the Non-Acquisition Party is BMS.

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“SSBO” means Sanofi-Synthélabo, a société anonyme organized and existing under the laws of the French Republic and the successor in interest to Sanofi.

(b) Article I of the Agreement shall be further amended by the addition of the following defined terms to Section 1.02:

Defined Term	Section Where Defined
Acquisition Party	9.02
Competing Business	9.02(a)
Competitive Activities	9.01
Covered Enterprise	9.01
Non-Acquisition Party	9.02

3. Section 5.02 of the Agreement shall be amended by deleting Section 5.02 in its entirety and replacing it with the following paragraph:

Section 5.02 Non-Competition. (a) During the period from and after the date hereof until [*], each Party shall not, and shall cause its Affiliates not to, directly or indirectly, except through the SNC Partnership, [*].

(b) Notwithstanding anything to the contrary contained herein, the restrictions of Section 5.02(a) hereof shall not apply (i) with respect only to any terminated country(ies), to the highest offeror (and its Affiliates) under Section 7.03(i) hereof; (ii) with respect only to any terminated country(ies), to the Country Non-Terminating Party (and its Affiliates) which proceeds alone with the commercialization of any Clopidogrel Product in such country(ies) pursuant to Section 7.03(ii) hereof; (iii) with respect only to any Clopidogrel Product subject to an Unsatisfactory Final Outcome, to the highest offeror (and its Affiliates) under Section 7.05(a)(iii) hereof; (iv) with respect only to any Clopidogrel Product subject to a Safety Problem, to the Non-Concerned Party (and its Affiliates) which continues commercializing such Clopidogrel Product in accordance with Section 7.05(b)(ii) hereof; (v) following expiration or early termination of this Agreement, to the highest offeror (and its Affiliates) under Section 7.07(iii) hereof; and (vi) upon payment of the Non-Renewal Valuation following exercise of the special put option under Section 7.08 hereof, to SSBO and its Affiliates.

4. Section 7.01(c) of the Agreement shall be amended by deleting the last sentence thereof and replacing it with the following sentence:

All of the Parties’ rights and obligations under this Article VII and under Sections 5.02, 5.03, 5.06, 6.01, 6.02, 6.03, 8.02, 8.03, 8.04 and 8.12 and Article IX shall survive such expiration or early termination for the applicable period, if any.

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5. The Agreement shall be amended by the addition of the following Article IX:

ARTICLE IX

NON-COMPETITION

Section 9.01 Non-Competition Covenants. Each Party agrees not to, and to cause each of its Affiliates not to, directly or indirectly (other than to or through its direct or indirect participation in the SNC Partnership), at any time during the Compliance Period, engage in or undertake any Competitive Activities anywhere within Territory A. “Competitive Activities” shall mean (i) [*], or (ii) [*] (each such Person, a “Covered Enterprise”).

Section 9.02 Acquisition of Ownership Interest in a Covered Enterprise. Section 9.01 hereof shall in no event be deemed to prevent or restrict or apply to the acquisition by a Party or its Affiliates (the “Acquisition Party”, with the remaining Party being the “Non-Acquisition Party”) of an ownership interest (regardless of whether such interest is a minority interest, a majority interest or a controlling interest) in a Covered Enterprise and/or to the exercise of corresponding operational, management or control rights with respect to such Covered Enterprise, except that if at any time following the first anniversary of the acquisition by the Acquisition Party of ownership interests representing in the aggregate more than [*] of the total equity in a Covered Enterprise the Non-Acquisition Party demonstrates to the Acquisition Party that such acquisition has had a material adverse effect on the commercialization of Irbesartan Products by the SNC Partnership in the portion of Territory A where such Covered Enterprise engages in or undertakes the Business, the Acquisition Party shall, at its option, either:

(a) cause the Covered Enterprise to divest itself of the Business (the “Competing Business”) within twelve (12) months of such demonstration by the Non-Acquisition Party; or

(b) offer to the Non-Acquisition Party the right to acquire the Corresponding Percentage of the Acquisition Party’s ownership interest in the Competing Business at a valuation which, taking into account the percentage of the gross annual revenues of the Covered Enterprise that are represented by the Competing Business, is in proportion to the price paid by the Acquisition Party for the Covered Enterprise, in the understanding that should the Non-Acquisition Party decline to acquire such a participation in the Competing Business the Non-Acquisition Party shall have no further rights under this Article IX to challenge such acquisition.

Section 9.03 Exceptions to Non-Competition Covenants. Sections 9.01 and 9.02 hereof shall not prevent or restrict or apply to:

(a) A Party that elects to proceed alone with the commercialization of Irbesartan Products in any country within Territory A or in all of Territory A pursuant to:

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(i) Section 7.03(ii) hereof, but solely with respect to such Party’s (or its Affiliates’) Competitive Activities in the countries in Territory A where such Party has elected to proceed alone; or

(ii) Section 7.05(b)(ii) hereof;

in the understanding that the other Party shall remain subject to Sections 9.01 and 9.02 hereof in any such countries and in the remaining countries in Territory A.

(b) A Party that acquires the right to commercialize Irbesartan Products in any country within Territory A or in all of Territory A from the SNC Partnership (and/or the other Party and its Affiliates) pursuant to:

(i) Section 7.03(i) hereof, but solely with respect to such Party’s (or its Affiliates’) Competitive Activities in the countries in Territory A with respect to which such rights were acquired;

(ii) Section 7.05(a)(iii) hereof;

(iii) Section 7.07(iii) hereof; or

(iv) Section 7.08 hereof;

in the understanding that the other Party shall remain subject to Sections 9.01 and 9.02 hereof in any such countries and in the remaining countries in Territory A.

(c) Either Party after the date on which a Third Party acquires the right to commercialize Irbesartan Products in any country within Territory A or in all of Territory A from the SNC Partnership (and/or the Parties and their Affiliates) pursuant to:

(i) Section 7.03(i) hereof, but solely with respect to the Competitive Activities of the Parties or their Affiliates in the countries in Territory A with respect to which such rights were acquired;

(ii) Section 7.05(a)(iii) hereof; or

(iii) Section 7.07(iii) hereof.

Section 9.04 Survival. The expiration or early termination of this Agreement pursuant to Article VII hereof expressly shall not relieve any Party from its obligations under this Article IX, which Article shall survive until the end of the Compliance Period.

Section 9.05 Breach. Without otherwise limiting the remedies available to any Party, a breach by a Party or any of its Affiliates of any obligation under this Article IX shall not constitute a material breach under Section 7.06(iii) hereof.

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Section 9.06 Lost Profits and Consequential Damages. In no event shall a Party be liable to the other Party for lost profits or for any consequential damages that such other Party may suffer under or in connection with this Article IX.

Section 9.07 Consideration and Inducement. Each Party acknowledges and agrees that (i) each of the covenants of the Parties set forth in Sections 9.01 and 9.02 hereof has been agreed following extensive negotiations among the Parties, (ii) the Parties have bargained for the benefit of such covenants in order to protect their investment in the SNC Partnership, (iii) each of the covenants of the Parties set forth in Sections 9.01 and 9.02 hereof is an essential element of the transactions contemplated by the Parties to protect their investment in the SNC Partnership and (iv) it has independently consulted with its counsel and, after such consultation, agrees that the covenants set forth in Sections 9.01 and 9.02 hereof are reasonable and proper.

Section 9.08 Deemed Amendment. The Parties’ covenants contained in Sections 9.01 and 9.02 hereof with respect to the Business, specified time period and geographic area are separate and several. Each Party acknowledges that the limitations and restrictions set forth in Sections 9.01 and 9.02 hereof are reasonable to protect the legitimate commercial interests of each of the Parties and their Affiliates, and in particular, to protect the investment in the SNC Partnership, and that such covenants are given for valuable consideration and are valid and enforceable against each Party, and each Party hereby waives all defenses (other than fraud and misrepresentation and other defenses similar thereto) to the maximum extent possible regarding the strict enforcement of such covenants. If any court of competent jurisdiction determines that the definition of Business, the specified time period or the geographic area are unreasonable, arbitrary, too broad in description or scope, or against public policy, the shorter or smaller time period or geographic area, or reduced scope of business, as the case may be, determined by such court to be reasonable, non-arbitrary, sufficiently narrow or not against public policy, may be enforced against each Party. Notwithstanding the foregoing, each Party agrees to honor the provisions of Sections 9.01 and 9.02 hereof, including the definition of Business, the time period and the geographic area as specified herein and not to contest the enforceability of such definition of Business, time period or geographic area. If any covenant or provision in this Article IX is determined to be void or unenforceable, in whole or in part, such determination shall not affect or impair, or be deemed to affect or impair, the validity or enforceability of any other covenant or provision of this Article IX or of this Agreement.

6. Each Party shall cause its Affiliates that are parties to any local agreements containing non-competition provisions inconsistent with or contrary to the provisions of this Amendment No. 1 to amend such local agreements to be in accordance with these provisions.

7. Except as explicitly amended hereby, other provisions of the Agreement (as otherwise amended, modified, supplemented or restated prior to the Effective Date) shall remain unchanged.

8. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and performed entirely in that state.

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9. This Amendment No. 1 shall be effective as of the Effective Date, notwithstanding its execution on the date hereof.

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IN WITNESS WHEREOF, the Parties have duly executed this Amendment No. 1 to the Territory A Alliance Support Agreement as of the day and year first written above.

SANOFI-SYNTHÉLABO

By:	/s/ Jean-Pierre KERJOUAN
	Name:	Jean-Pierre KERJOUAN
	Title:	Senior Vice President General Counsel

By:	/s/ Jean-Claude LEROY
	Name:	Jean-Claude LEROY
	Title:	Senior Vice President Strategy and Business Development

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Richard J. Lane
	Name:	Richard J. Lane
	Title:	Executive Vice President

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